Exhibit 4.2

TRONOX INCORPORATED

AND EACH OF THE GUARANTORS PARTY HERETO

6.500% SENIOR NOTES DUE 2026

SECOND SUPPLEMENTAL INDENTURE

Dated as of April 12, 2019

Wilmington Trust, National Association,

as Trustee

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of April 12, 2019, among Cristal Inorganic Chemicals Netherlands B.V. and Cristal International B.V. (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each an affiliate of Tronox Limited (or its permitted successor) (“Holdings”), Tronox Incorporated, a Delaware corporation (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of April 6, 2018 providing for the issuance of 6.500% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of April 1, 2019 in relation to the Notes;

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.          No Recourse Against Others. No director, manager, officer, employee, incorporator, stockholder or member of Holdings, the Issuer or any Subsidiary thereof will have any liability for any obligations of Holdings, the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.          Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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6.          Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

7.          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, Holdings and the Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated as of April 12, 2019

Tronox Incorporated

By:	/s/ Steven A. Kaye
	Name:	Steven A. Kaye
	Title:	Vice President and Assistant Secretary

[Signature Page to Second Supplemental Indenture (2026)]

U.S. GUARANTORS:

Tronox LLC
Tronox Pigments LLC
Tronox US Holdings Inc.

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Vice President and Assistant Secretary

Tronox Finance LLC

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Assistant Secretary

[Signature Page to Second Supplemental Indenture (2026)]

U.K. GUARANTORS:

Tronox UK Holdings Limited
Tronox UK Limited
Tronox Finance PLC
Tronox Holdings PLC
Tronox UK Merger Company Limited
Tronox Investment Holdings Limited

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Director (for Tronox Holdings PLC, Attorney)

Tronox International Finance LLP

By:	/s/ Steven A. Kaye
Name:	Steven A. Kaye
Title:	Representative Member of Tronox UK Holdings

[Signature Page to Second Supplemental Indenture (2026)]

AUSTRALIAN GUARANTORS:

SIGNED, SEALED and DELIVERED for each of

TIFIC PTY. LTD.
TIO2 CORPORATION PTY LTD
TRONOX AUSTRALIA HOLDINGS PTY LIMITED
TRONOX AUSTRALIA PIGMENTS HOLDINGS PTY LIMITED
TRONOX AUSTRALIA PTY LTD
TRONOX GLOBAL HOLDINGS PTY LIMITED
TRONOX HOLDINGS (AUSTRALIA) PTY LTD
TRONOX MANAGEMENT PTY LTD
TRONOX MINERAL SALES PTY LTD
TRONOX PIGMENTS AUSTRALIA HOLDINGS PTY LIMITED
TRONOX PIGMENTS AUSTRALIA PTY LIMITED
TRONOX SANDS HOLDINGS PTY LIMITED
TRONOX WESTERN AUSTRALIA PTY LTD
TRONOX WORLDWIDE PTY LIMITED
YALGOO MINERALS PTY. LTD.

under power of attorney in the presence of:

/s/ Steven A. Kaye
Signature of attorney

/s/ Julie A. Constantinides	Steven Kaye
Signature of witness	Name

Julie A. Constantinides	15 September 2017
Name	Date of power of attorney

SIGNED, SEALED and DELIVERED for TRONOX LIMITED under power of attorney in the presence of:	/s/ Steven A. Kaye
Signature of attorney

/s/ Julie A. Constantinides	Steven Kaye
Signature of witness	Name

Julie A. Constantinides	15 September 2017
Name	Date of power of attorney

[Signature Page to Second Supplemental Indenture (2026)]

DUTCH GUARANTORS:

Tronox Holdings Coöperatief U.A.

By:	/s/ Steven A. Kaye
	Name:	Steven A. Kaye
	Title:	Director A

By:	/s/ Anthony Martin Orrell
	Name:	Anthony Martin Orrell
	Title:	Director B

Tronox Worldwide Pty Limited, acting for itself, on behalf of Tronox Global holdings Pty Ltd as limited partner of Tronox Holdings Europe C.V., and in its capacity as general partner of Tronox Holdings Europe C.V.

By:	/s/ Steven A. Kaye
	Name:	Steven A. Kaye
	Title:	Authorized Signatory

Tronox Pigments (Netherlands) B.V.

By:	/s/ Steven A. Kaye
	Name:	Steven A. Kaye
	Title:	Managing Director

Tronox Pigments (Holland) B.V.

By:	/s/ Steven A. Kaye
	Name:	Steven A. Kaye
	Title:	Managing Director

[Signature Page to Second Supplemental Indenture (2026)]

SWITZERLAND GUARANTORS:

Tronox International Holdings GmbH

By:	/s/ Steven A. Kaye
	Name:	Steven A. Kaye
	Title:	Chairman of Management Board

[Signature Page to Second Supplemental Indenture (2026)]

Cristal Inorganic Chemicals Netherlands B.V.

By:	/s/ Steven A. Kaye
	Name:	Steven A. Kaye
	Title:	Manager

Cristal International B.V.

By:	/s/ Steven A. Kaye
	Name:	Steven A. Kaye
	Title:	Manager

[Signature Page to Second Supplemental Indenture (2026)]

Wilmington Trust, National Association, as Trustee

By:	/s/ Jane Y. Schweiger
	Name:	Jane Y. Schweiger
	Title:	Vice President

[Signature Page to Second Supplemental Indenture (2026)]